First Citizens BancShares, Inc. Second Quarter 2022 Earnings Conference Call July 28, 2022

Agenda Page(s) Section I – Merger Integration Update 5 – 7 Section II – Commercial Bank Credit Update 8 – 11 Section III – Second Quarter 2022 Financial Results 12 – 32 Key Take-Aways 13 Financial Highlights 14 Earnings Highlights 15 – 16 Notable Items 17 Net interest income and margin 18 – 20 Noninterest income and expense 21 – 23 Balance Sheet Highlights 24 Loans and Leases HFI 25 – 26 Deposits and Funding Mix 27 – 29 ACL and Credit Quality Trends 30 – 31 Capital 32 Section IV – Financial Outlook 33 – 34 Key Earnings Estimate Assumptions 34 Section V – Appendix 35 – 50

Important Notices Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens BancShares, Inc. ("BancShares"). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue”, “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including the military conflict between Russia and Ukraine) and market conditions, the impacts of the global COVID-19 pandemic on BancShares’ business and customers, the financial success or changing conditions or strategies of BancShares’ customers or vendors, fluctuations in interest rates, actions of government regulators, including the recent and projected interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transaction(s), including the recently completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transaction, or recently completed mergers, with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the transaction, (4) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized, and (5) difficulties experienced in the integration of the businesses. In addition, statements in this presentation related to future plans involving possible commencement of a share repurchase program remain subject to board and relevant regulatory approvals. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). The information presented for the periods ended March 31, 2022 and June 30, 2022 is consolidated. Bancshares acquired CIT on January 3, 2022. The information for prior periods, unless otherwise noted, represents combined information for BancShares and CIT. Non-GAAP Measures Certain measures in this presentation are "Non-GAAP,“ meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. The Non-GAAP measures presented in this presentation are reconciled to the most comparable GAAP measure, in the Non-GAAP reconciliation table(s) appearing in the Appendix.

Merger Integration Update Section I

5

Merger Integration is Substantially Complete

We are committed to successful execution of our integration plan to deliver a timely and smooth transition for our customers and associates.

Update

- We completed a number of key milestones including the recent OneWest Bank and Treasury Management Services systems conversion.
- Merger integration targeted to be completed by the end of 2022.
- We will continue to prioritize optimization efforts in 2023 and beyond.

Progress since legal close....

- Treasury systems consolidation
- Payroll moved onto a common system
- Completed benefits integration
- Filed first combined 10-Q
- Consolidated risk and internal reporting
- Mortgage originations common platform
- OneWest Bank / Treasury Management conversion

Upcoming milestones....

- Mortgage Wholesale/Third Party Originations conversion 4Q22
- CIT Bank Branch Conversion (former Mutual of Omaha) 4Q22

First Citizens BancShares
forever first

6 Focus on Achieving Cost Saves Included in Run-Rate 2022 2023 ~$170 MM Run-rate in 2Q22 (68% of target) ~$200 MM Run-rate by 4Q22 (80% of target) ~$250 MM Run-rate by 4Q23 (100% of target) On track to achieve estimated costs saves of ~$250 million • Reduced personnel expense by $120 million and project an additional $30 million reduction by the end of 2023. • Achieved over $60 million in non- personnel savings resulting from reductions in FDIC insurance, professional fees and third-party expenses. • Continue to focus on other operational efficiencies which we project will result in an additional $30 million in non- personnel cost reductions by the end of 2023. • Identified over $10 million in occupancy expense savings which will be realized by the end of 2023.

7Commercial Bank and Rail Focused on leveraging the combined company’s expertise and capabilities to serve our customers. Commercial Finance • Talent retention and continuity of leadership in the businesses sets the team up for current and future growth. • Demand remains strong with pipelines well above 2021 levels. • Retail sectors are performing well as we integrate Commercial Services (factoring) in the new footprint. • Originations and portfolio performance remain stellar and current asset levels are near record highs. • Sizeable opportunity exists to better serve the branch network. • Lending environment remains competitive but originations remain strong. • Remain focused on maintaining underwriting and risk rigor in current economic cycle. Business Capital (Leasing) Real Estate Finance Rail • Utilization improved to 96.2% in 2Q22 and repricing was favorable at 114% of the expiring rate. • While there are no recessionary indications apparent in the portfolio currently, we continue to watch the market closely.

Commercial Bank Segment Credit Update Section II

9

Commercial Bank Credit Profile

Prior to merger consummation in 1Q22, the portfolio was significantly de-risked – a process which began in 2007.

Product Type by Exposure [1]



2007:
$75 billion
12%
15%
10%
9%
7%
9%
5%
8%
9%
15%
- Sub-Prime Mortgages
- Mezz-Sub CRE + Pvt. Student Loans
- Cash Flow
- Commercial Air
- Equip. Finance (international)
- Equip. Finance (domestic)
- Asset-Backed
- Rail
- Factoring
- ABL
- Student Loans (Gov. Guaranteed)
4Q21:
$48 billion
11%
21%
10%
10%
11%
15%
11%
9%
- Cash Flow
- CRE
- Equip. Finance
- Asset-Backed
- Consumer Mortgages
- Rail (2)
- Factoring
- HOA
- ABL

Higher Risk Portfolios Sold or Reduced

- Sold Alt-A/Sub-Prime Consumer Mortgages
- Liquidated Mezzanine and Subordinated CRE Loans
- Transitioned Cash Flow loan portfolio:
  - 11% of total exposure, down from 15%
  - $5.4 B of exposure, down from over $12 B
  - Rebalanced with less cyclical industries
- Reduced asset and liquidity risk with the sale of Commercial Air (operating lease business), including the off-balance sheet order book
- Sold all International Equipment Finance portfolios
- Exited Franchise Finance portfolio
- Sold Aviation Lending portfolio (loans against aircraft leased to commercial airlines)
- Rebalanced Healthcare toward more real estate secured vs cash flow (enterprise value dependent)

(1) These totals represent gross loans and leases, including unfunded commitments, for legacy CIT prior to the merger.
(2) Rail is currently a separate business segment and Rail operating leases constitutes ~7% of total assets as of 2Q22.

First Citizens BancShares

forever first

1.89% 3.26% 2.95% 2.73% 2.58% 2.43% Note – Excludes aviation lending portfolio that was moved to held for sale. Commercial Bank Portfolio Successfully Weathered the Pandemic The strong risk culture and credit risk discipline established after 2007 enabled the credit portfolio to weather the stress introduced during the initial phase of the COVID-19 pandemic. Highlights • Maintained strong risk culture and robust credit underwriting standards. • Disciplined approach in the face of competitive market conditions. • Focused on strong structures and collateral values that aligned to our expertise. • Portfolio management rigor provided early warning to minimize losses. • Risk profile of new originations was better than existing performing portfolio. Nonaccrual loans & net charge-offs (NCO) $308 $453 $417 $330 $333 4Q19 1Q21 2Q21 3Q21 4Q21 $0 $100 $200 $300 $400 $500 $600 0.07% 0.14%0.36%0.15%0.52% Nonaccrual loans Net charge-off ratio Allowance for loan losses (ACL) $460 $934 $828 $743 $701 $646 4Q19 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $150 $300 $450 $600 $750 $900 $1,050 $1,200 Commercial banking ACL $ in millions Commercial banking ACL to loans $ in millions 10

Combined Credit Risk Appetite The company has a moderate credit risk appetite. • Legacy First Citizens: 49% • Legacy CIT: 51% Outstandings (1) • Legacy First Citizens: 54% • Legacy CIT: 46% Exposure (1) 76% High - Moderate 86% Moderate - Low 29% + 47% 24% 21% 79% 14% 33% 53% (1) Credit metrics are as of 12/31/2021. 11

Second Quarter 2022 Financial Results Section III

Share repurchase plan for repurchase of 1,500,000 shares approved by the Board on July 26th. Key Take-Aways - Second Quarter Financial Performance 1 Strong growth in pre-provision net revenue driven by net interest and noninterest income growth and good expense control. 2 Credit remains in good shape with credit quality metrics continuing to show well. 6 Loan growth was strong in the branch network and commercial bank, exceeding our expectations. 7 Provision build during the quarter due to changes in CECL macroeconomic forecasts and loan growth. 5 Net interest margin expanded and we expect continued expansion in the second half of the year. 3 Efficiency ratio improved due to strong core net revenue growth and recognition of merger cost savings. 4 Deposits declined primarily due to run-off of higher cost acquired deposits. Noninterest bearing deposits continued to grow. 8 13

Note – Adjusted metrics account for certain notable items outlined on the following pages. (1) For QTD & YTD June 2021, reported and adjusted (non-GAAP) metrics for EPS, ROE, ROTCE and ROA are for legacy BancShares and do not include legacy CIT results. (2) For QTD & YTD June 2021, reported and adjusted (non-GAAP) metrics for NIM and net charge-off ratio are presented as if legacy BancShares and legacy CIT were combined during the historical periods. Quarter-to-date Year-to-date Jun 22 Mar 22 Jun 21 Jun 22 Jun 21 EPS (1) $ 14.86 $ 16.86 $ 16.70 $ 18.95 $ 15.09 $ 13.63 $ 31.48 $ 35.67 $ 29.63 $ 26.99 ROE (1) 9.87% 11.19% 11.18% 12.67% 14.64% 13.23% 10.51% 11.91% 14.67% 13.37 % ROTCE (1) 10.40% 11.80% 11.83% 13.41% 16.14% 14.58% 11.11% 12.58% 16.21% 14.76 % ROA (1) 0.95% 1.07% 1.00% 1.12% 1.13% 1.02% 0.97% 1.10% 1.14% 1.04 % NIM (2) 3.04% 3.04% 2.73% 2.73% 2.56% 2.56% 2.89% 2.89% 2.58% 2.58 % Net charge-off ratio (2) 0.13% 0.13% 0.09% 0.09% 0.16% 0.16% 0.11% 0.11% 0.12% 0.12 % Reported Adjusted (Non-GAAP) Financial Highlights Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) 14

15

Quarter-to-Date Earnings Highlights

($ in millions)

Reported	QTD 2Q22	QTD 1Q22	QTD 2Q21	Increase (decrease) 1Q22 $	Increase (decrease) 1Q22 %	Increase (decrease) 2Q21 $	Increase (decrease) 2Q21 %
Net interest income	$ 700	$ 649	$ 612	$ 51	7.9 %	$ 88	14.4%
Noninterest income	424	850	484	(426)	(50.1)	(60)	(12.4)
Net revenue	**1,124**	**1,499**	**1,096**	(375)	(25.0)	28	2.6
Noninterest expense	745	810	691	(65)	(8.0)	54	7.8
Pre-provision net revenue	**379**	**689**	**405**	(310)	(45.0)	(26)	(6.4)
Provision (benefit) for credit losses	42	464	(94)	(422)	(90.9)	136	(144.7)
Income before income taxes	**337**	**225**	**499**	112	49.8	(162)	(32.5)
Income taxes	82	(46)	118	128	(278.3)	(36)	(30.5)
Net income	**255**	**271**	**381**	**(16)**	**(5.9)**	**(126)**	**(33.1)**
Preferred stock dividends	17	7	17	10	142.9	—	—
Net income available to common stockholders	**$ 238**	**$ 264**	**$ 364**	**$ (26)**	**(9.8)%**	**$ (126)**	**(34.6)%**

Adjustment for notable items	2Q22	1Q22	2Q21
Noninterest income	$ (141)	$ (570)	$ (238)
Noninterest expense	(179)	(238)	(136)
Provision for credit losses	—	(513)	—
Income taxes	6	146	(24)

Adjusted	QTD 2Q22	QTD 1Q22	QTD 2Q21	Increase (decrease) 1Q22 $	Increase (decrease) 1Q22 %	Increase (decrease) 2Q21 $	Increase (decrease) 2Q21 %
Net interest income	$ 700	$ 649	$ 612	$ 51	7.9 %	$ 88	14.4 %
Noninterest income	283	280	246	3	1.1	37	15.0
Net revenue	**983**	**929**	**858**	54	5.8	125	14.6
Noninterest expense	566	572	555	(6)	(1.0)	11	2.0
Pre-provision net revenue	**417**	**357**	**303**	60	16.8	114	37.6
Provision (benefit) for credit losses	42	(49)	(94)	91	(185.7)	136	(144.7)
Income before income taxes	**375**	**406**	**397**	(31)	(7.6)	(22)	(5.5)
Income taxes	88	100	94	(12)	(12.0)	(6)	(6.4)
Net income	**287**	**306**	**303**	**(19)**	**(6.2)**	**(16)**	**(0.1)**
Preferred stock dividends	17	7	17	10	142.9	—	—
Net income available to common stockholders	**$ 270**	**$ 299**	**$ 286**	**$ (29)**	**(9.7)%**	**$ (16)**	**(5.6)%**

Highlights

- **Note:** The commentary below relates to the "Adjusted" income statement.

2Q22 vs. 1Q22

- Net interest income increased by $51 million primarily due to higher yields on earnings assets, loan growth, and lower borrowing costs, partially offset by higher deposit costs.
- Noninterest income increased by $3 million. The increase was primarily due to higher capital markets and wealth management revenue, partially offset by a decline in rental income on operating leases, net.
- Noninterest expense decreased by $6 million primarily due to a decline in personnel expense.
- Provision for credit losses increased by $91 million primarily due to changes in CECL macroeconomic scenarios and loan growth.

2Q22 vs. 2Q21

- Net interest income increased by $88 million primarily due to lower borrowings and an increase in interest income driven by higher yields on investment securities, offset by a decline in accretion income on acquired loans and lower SBA-PPP income.
- Noninterest income increased by $37 million primarily due to higher rental income on operating leases, net and increases in wealth management income, service charges on deposits and card income.
- Noninterest expense increased $11 million due to higher personnel costs, increased occupancy and equipment expense and higher third-party processing fees, partially offset by declines in professional fees and FDIC insurance expense.

First Citizens BancShares

forever first

Note – The financial information provided for 2021 is presented as if legacy BancShares and legacy CIT were combined for the historical periods. Notable Items are detailed on page 17. Totals may not foot due to rounding.

16

Year-to-Date Earnings Highlights

($ in millions)

Reported	YTD 2022	YTD 2021	Increase (decrease) YTD 21 - YTD 22 $	Increase (decrease) YTD 21 - YTD 22 %
Net interest income	$ 1,349	$ 1,218	$ 131	10.8%
Noninterest income	1,274	1,046	228	21.8
Net revenue	**2,623**	**2,264**	**359**	**15.9**
Noninterest expense	1,555	1,399	156	11.2
Pre-provision net revenue	**1,068**	**865**	**203**	**23.5**
Provision (benefit) for credit losses	506	(224)	730	(325.9)
Income before income taxes	**562**	**1,089**	(527)	(48.4)
Income taxes	36	258	(222)	(86.0)
Net income	**526**	**831**	**(305)**	**(36.7)**
Preferred stock dividends	24	24	—	—
Net income available to common stockholders	**$ 502**	**$ 807**	**$ (305)**	**(37.8)%**

Adjustment for notable items	YTD 22	YTD 21
Noninterest income	$ (711)	$ (555)
Noninterest expense	(417)	(302)
Provision for credit losses	(513)	—
Income taxes	152	(60)

Adjusted	YTD 2022	YTD 2021	Increase (decrease) YTD 21 - YTD 22 $	Increase (decrease) YTD 21 - YTD 22 %
Net interest income	$ 1,349	$ 1,218	$ 131	10.8%
Noninterest income	563	491	72	14.7
Net revenue	**1,912**	**1,709**	**203**	**11.9**
Noninterest expense	1,138	1,097	41	3.7
Pre-provision net revenue	**774**	**612**	**162**	**26.5**
Provision (benefit) for credit losses	(7)	(224)	217	(96.9)
Income before income taxes	**781**	**836**	**(55)**	**(6.6)**
Income taxes	188	198	(10)	(5.1)
Net income	**593**	**638**	**(45)**	**(7.1)**
Preferred stock dividends	24	24	—	—
Net income available to common stockholders	**$ 569**	**$ 614**	**$ (45)**	**(7.3%)**

Highlights

- **Note:** The commentary below relates to the "Adjusted" income statement.

YTD 22 vs. YTD 21

- Net interest income increased by $131 million primarily due to a reduction in borrowings, lower deposit rates and higher loan yields, partially offset by lower accretion income on acquired loans and SBA-PPP interest and fee income.
- Noninterest income increased by $72 million primarily due to increase in rental income on operating leases, net, higher service charges on deposit accounts and increases in wealth management and card income.
- Noninterest expense increased by $41 million due primarily to higher personnel costs and other operating expenses.
- Net provision benefit declined $217 million due to a smaller net benefit in the current period driven primarily by changes in CECL macroeconomic scenarios and loan growth.

First Citizens BancShares

forever first

Note – The financial information provided for 2021 is presented as if legacy BancShares and legacy CIT were combined for the historical periods. Notable Items are detailed on page 17. Totals may not foot due to rounding.

17

Notable Items

($ in millions)

	2Q22	1Q22	2Q21	YTD 22	YTD 21
Rental income on operating leases, net	$ (136)	$ (124)	$ (137)	$ (260)	$ (274)
Realized gain on sales of investment securities available for sale, net	—	—	(19)	—	(133)
Fair value adjustment on marketable equity securities, net	6	(3)	(12)	3	(28)
Gain on sales of leasing equipment, net	(5)	(6)	(29)	(11)	(57)
Gain on acquisition	—	(431)	—	(431)	—
Gain on extinguishment of debt	—	(6)	—	(6)	—
Gain on sales of legacy consumer mortgage loans	—	—	(33)	—	(56)
Gain on other loan and asset sales	(6)	—	(8)	(6)	(8)
Noninterest income - total adjustments	**$ (141)**	**$ (570)**	**$ (238)**	**$ (711)**	**$ (555)**
Depreciation on operating lease equipment	$ (89)	$ (81)	$ (83)	$ (170)	$ (168)
Maintenance and other operating lease equipment expense	(47)	(43)	(54)	(90)	(106)
Merger-related expenses	(34)	(135)	(6)	(169)	(18)
Intangible asset amortization	(6)	(6)	(11)	(12)	(23)
Employee benefits-related expense	—	27	8	27	8
Other noninterest expense (1)	(3)	—	10	(3)	5
Noninterest expense - total adjustments	**$ (179)**	**$ (238)**	**$ (136)**	**$ (417)**	**$ (302)**
CECL Day 2 provision and reserve for unfunded commitments	—	(513)	—	(513)	—
Provision for credit losses - total adjustments	**$ —**	**$ (513)**	**$ —**	**$ (513)**	**$ —**
Impact of notable items on pre-tax income	**$ 38**	**$ 181**	**$ (102)**	**$ 219**	**$ (253)**
Income tax impact (2)	$ 6	$ 146	$ (24)	$ 152	$ (60)
Impact of notable items on net income	**$ 32**	**$ 35**	**$ (78)**	**$ 67**	**$ (193)**
Impact of notable items on EPS	**$ 2.00**	**$ 2.25**	**N/A (3)**	**$ 4.19**	**N/A (3)**

Note – QTD June 2021 and YTD June 2021 are presented as if legacy BancShares and legacy CIT were combined for the historical periods. Adjustments are shown pre-tax. Totals may not foot due to rounding.

(1) In 2021, other expense includes a reserve release related to the prior sale of certain mortgage loans and the establishment of a litigation reserve.

(2) A blended tax rate was applied to each period to arrive at the adjusted net income.

(3) The EPS impact for prior quarters is not shown given different share totals for each legacy institution.

First Citizens BancShares

forever first

18

Net interest income and margin (NIM)

($ in millions)


$612
$604
$619
$649
$700
$51 million & 31 bps
2.56%
2.53%
2.56%
2.73%
3.04%
2Q21
3Q21
4Q21
1Q22
2Q22
$131 million & 31 bps
$1,218
$1,349
2.58%
2.89%
YTD Jun 21
YTD Jun 22
NII
NIM

Highlights

2Q22 vs 1Q22

- Net interest income increased by $51 million due to a $47 million increase in interest income and a $4 million decrease in interest expense. NIM expanded from 2.73% to 3.04%.
  - $34 million increase in interest income on loans due to increased yields and balances,
  - $13 million increase in interest income on investment securities and overnight investments due to higher yields,
  - $7 million decline in interest expense due to the debt redemption, partially offset by
  - $4 million increase in interest expense on deposits due to higher rates.

2Q22 vs 2Q21

- Net interest income increased by $88 million due to a $64 million decrease in interest expense and a $24 million increase in interest income. NIM expanded from 2.56% to 3.04%.
  - $47 million decline in interest expense on borrowings due to the debt redemption in 1Q22,
  - $38 million increase in interest income on investment securities due to higher yields, a larger portfolio and the impact of purchase accounting adjustments (PAA),
  - $18 million decline in deposit expense due to lower rates and PAA,
  - $11 million increase in interest income on overnight investments due to higher rates, partially offset by
  - $25 million decline in interest income on loans due to lower PAA, lower SBA-PPP income and lower loan balances, partially offset by higher loan yields ex-PAA and SBA-PPP income.

YTD June 2022 vs YTD June 2021

- Net interest income increased by $131 million due to a $139 million decrease in interest expense, partially offset by an $8 million decline in interest income. NIM expanded from 2.58% to 2.89%.
  - $89 million decline in interest income on borrowings due to the debt redemption,
  - $70 million increase in interest income on investment securities due to higher yields, a larger portfolio and PAA,
  - $49 million decline in interest expense on deposits due to lower rates and PAA,
  - $13 million increase in interest on overnight investments due to higher yields, partially offset by,
  - $91 million decline in interest income on loans due to lower PAA, lower SBA-PPP income and lower loan balances, partially offset by higher loan yields ex-PAA and SBA-PPP income.

First Citizens BancShares
forever first

Note – The financial data and ratios provided on this page are presented as if legacy BancShares and legacy CIT were combined for the historical periods. The primary drivers of the changes in net interest income are included above and a rollforward of NIM is on the following page.

NIM Rollforward Note – The information provided on this page is presented as if legacy BancShares and legacy CIT were combined for the historical periods. 2.56% 0.29% 0.16% 0.09% 0.05% 0.05% 0.04% (0.10)% (0.05)% (0.05)% 3.04% 2Q21 Debt redemption Loan yield Yield on investments Yield on overnight investments Investment volume Deposit rate SBA-PPP Loan decline Purchase accounting 2Q22 2.73% 0.10% 0.09% 0.08% 0.04% 0.03% (0.01)% (0.02)% 3.04% 1Q22 Loan yield Loan growth Debt redemption Yield on overnight investments Yield on investments Deposit rate SBA-PPP 2Q22 1Q22 to 2Q22 (+ 31 bps) 2Q21 to 2Q22 (+ 48 bps) 19

2Q22 Interest Rate Sensitivity 20 Net interest income and margin rate sensitivity Note – The above information is an illustrative example of changes in net interest income and net interest margin using a static balance sheet and forward swap curves in place as of the end of June. Actual results may differ from above. (1) Impacts to NII and NIM may change due to actual results being different than modeled expectations. Highlights • BancShares continues to have an asset sensitive interest rate risk profile. • The projected increase in net interest income over the next 12 months is 5.2% for an immediate 100 bps parallel shift (shock) in the yield curve and 2.0% for a gradual shift (ramp) of 100 bps. • Asset sensitivity is largely driven by the composition of the balance sheet, primarily due to floating rate loans and cash, as well as a strong core deposit base with modest betas. • Deposit betas are modeled and at 20% - 25%. • Approximately 45% of our loans are floating indexed primarily to 1-month LIBOR, 3-month LIBOR, Prime and SOFR. • The duration of our investment portfolio is ~4.6 years, and helps to mitigate earnings risk in a down rate environment. (5.3)% (1.2)% 1.3% 5.2% 10.2% (2.0)% (0.5)% 0.5% 2.0% 3.8% Shock Ramp Down 100 Down 25 Up 25 Up 100 Up 200 (6.0)% (3.0)% 0.0% 3.0% 6.0% 9.0% 12.0% Illustrative impacts to NII & NIM 3Q22 4Q22 1Q23 2Q23 ($ in millions) NII NIM NII NIM NII NIM NII NIM +100 bps shock $ 32 0.14% $ 41 0.17% $ 42 0.18% $ 45 0.19% +100 bps ramp $ 2 0.01% $ 11 0.05% $ 20 0.09% $ 30 0.13% -100 bps ramp $ (34) (0.14) % $ (42) (0.18) % $ (44) (0.19) % $ (47) (0.20) % (1)

21

Noninterest income

($ in millions)


Core: 15% increase
$347
$101
$246
2Q21
$294
$54
$240
3Q21
$325
$59
$266
4Q21
$726
$446
$280
1Q22
$288
$5
$283
2Q22
$772
$281
$491
YTD Jun 21
Core: 15% increase
$1,014
$451
$563
YTD Jun 22
Core (1)
Non-core

Highlights

2Q22 vs 1Q22

- **Core noninterest income increased $3 million.** Significant components of the change were:
  - Fee income and other service charges increased $5 million primarily due to higher capital markets fees and wealth management income increased $2 million;
  - Partially offset by a decrease in rental income on operating leases, net due to higher depreciation and maintenance expense.
- **Non-core noninterest income decreased $441 million** due primarily to the $431 million preliminary bargain purchase gain as a result of the CIT acquisition in the first quarter.

2Q22 vs 2Q21

- **Core noninterest income increased $37 million.** Significant components of the change were:
  - Rental income on operating leases, net, increased $26 million primarily due to higher gross revenue driven by increased utilization and higher lease rates.
  - Service charges on deposits increased $5 million due to higher overdraft and NSF fees and higher commercial service charges.
  - Wealth management income increased $5 million due to increased annuity sales and higher assets under management.
- **Non-core noninterest income decreased $96 million.** Significant components of the change included:
  - $33 million decline in gains on leasing equipment.
  - $25 million decline in realized gain on sale of investments and fair market value adjustments on equity securities.

YTD June 2022 vs YTD June 2021

- **Core noninterest income increased $72 million.** Significant components of the change were:
  - Rental income on operating leases, net, increased $53 million due to higher gross revenue driven by increased utilization and higher lease rates.
  - Service charges on deposit accounts increased $11 million due to higher overdraft and NSF fees and higher commercial service charges.
  - Wealth management services increased $8 million due to increased annuity sales and higher assets under management.
  - Cardholder services income increased $8 million due to higher volumes.
- **Non-core noninterest income increased $170 million** due primarily to the $431 million preliminary bargain purchase gain as a result of the CIT acquisition in the first quarter of 2022, partially offset by declines in gains on investments, loans and other assets.

First Citizens BancShares

forever first

Note – The financial data and ratios provided on this page are presented as if legacy BancShares and legacy CIT were combined for the historical periods.
(1) Core noninterest income includes rental income on operating leases, net of depreciation and maintenance expense. Other adjustments are detailed on page 17.

22

Noninterest expense

($ in millions)



$554
$555
64.73%
$(1)
2Q21
$580
$17
$563
66.58%
3Q21
$567
$18
$549
62.51%
4Q21
$686
$114
$572
61.57%
1Q22
$609
$43
$566
57.55%
2Q22
$1,125
$28
$1,097
64.17%
YTD Jun 21
$1,295
$157
$1,138
59.50%
YTD Jun 22
Core (1)
Non-core
Efficiency Ratio

Highlights

2Q22 vs 1Q22

- **Core noninterest expense declined $6 million.** Significant components of the change were:
  - Personnel costs declined $11 million as a result of lower benefit expenses, lower incentive compensation and higher deferred loan origination costs, partially offset by higher salary expense due to annual merit and net staff additions.
- **Non-core noninterest expense declined $71 million.** Significant components of the change were:
  - Merger-related expenses declined $101 million, partially offset by a $27 million reversal of expense related to legacy retiree benefit plans in 1Q22.
- **Efficiency ratio** improved from 61.57% to 57.55% as core net revenue grew by 6% and core noninterest expense declined by 1%.

2Q22 vs 2Q21

- **Core noninterest expense increased $11 million.** Significant components of the change were:
  - Occupancy and equipment expense increased $5 million and third-party processing fees increased $4 million.
  - Personnel costs increased $3 million due to higher salaries expense as a result of merit increases, partially offset by net staff reductions and lower benefit costs.
- **Non-core noninterest expense increased $44 million.** Significant components of the change were:
  - Merger-related expenses increased $28 million and other expenses expenses increased $13 million due to reserve releases in 2Q21.
- **Efficiency ratio** improved from 64.73% to 57.55% due to 15% core net revenue growth versus 2% core noninterest expense growth.

YTD22 vs YTD21

- **Core noninterest expense increased $41 million.** Significant components of the change were:
  - Personnel costs increased $15 million as a result of merit increases, higher incentive compensation and increased benefits expense, partially offset by net staff reductions.
  - Third-party processing expenses increased $7 million, occupancy and equipment expense increased $5 million and marketing expense increased $4 million.
- **Non-core noninterest expense increased $129 million.** Significant components of the change were:
  - Merger-related expenses increased $151 million, partially offset by a $27 million reversal of expense related to legacy retiree benefit plans.
- **Efficiency ratio** improved from 64.17% to 59.50% due to 12% core net revenue growth versus 4% core noninterest expense growth.

First Citizens BancShares

forever first

Note – The financial data and ratios provided on this page are presented as if legacy BancShares and legacy CIT were combined for the historical periods.
(1) Core noninterest expense does not include depreciation and maintenance expense on operating leases. Other adjustments are detailed on page 17.

60%18% 17% 5% Personnel ($341) Occupancy & equipment ($102) Other expenses - core ($97) Third-party processing fees ($26) 27% 14% 13% 12% 10% 10% 10% 4% Rental income on operating leases, net ($77) Fee income and other service charges ($39) Wealth management services ($37) Cardholder and merchant services, net ($35) Other income - core ($29) Service charges on deposit accounts ($28) Factoring commissions ($27) Insurance commissions ($11) 23 2Q22 Noninterest income and expense composition ($ in millions) Core noninterest income Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. (1) Core noninterest income includes rental income on operating leases net of depreciation and maintenance as well as other Notable Items detailed on page 17. Core noninterest expense

24

Balance Sheet Highlights

($ in millions, expect per share data)

Select balances	2Q22	1Q22	2Q21	Increase (decrease) 2Q22 vs 1Q22 $	2Q22 vs 1Q22 %	2Q22 vs 2Q21 $	2Q22 vs 2Q21 %
Interest-earning deposits at banks	$ 6,476	$ 9,285	$ 13,006	$ (2,809)	(30.3)%	$ (6,530)	(50.2)%
Investment securities	19,136	19,469	16,129	(333)	(1.7)%	3,007	18.6 %
Loans and leases	67,735	65,524	66,401	2,211	3.4 %	1,334	2.0 %
Operating lease equipment, net [1]	7,971	7,972	7,782	(1)	— %	189	2.4 %
Deposits	89,329	91,597	89,696	(2,268)	(2.5)%	(367)	(0.4)%
Borrowings	3,813	2,676	5,469	1,137	42.5 %	(1,656)	(30.3)%
Tangible common stockholders' equity	9,265	9,187	9,155	78	0.8 %	110	1.2 %
Common stockholders' equity	9,761	9,689	9,648	72	0.7 %	113	1.2 %
Total stockholders' equity	10,642	10,570	10,513	72	0.7 %	129	1.2 %

Key metrics	2Q22	1Q22	2Q21	Increase (decrease) 2Q22 vs 1Q22	2Q22 vs 2Q21
Common equity Tier 1 (CET1) capital ratio [2]	11.34 %	11.34 %	11.14 %	— %	0.20 %
Book value per common share [2]	$ 609.95	$ 605.48	$ 421.39	$ 4.46	$ 188.56
Tangible book value per common share (non-GAAP) [2]	$ 578.92	$ 574.09	$ 383.19	$ 4.84	$ 195.74
Tangible capital to tangible assets	8.64 %	8.50 %	8.37 %	0.14 %	0.28 %
Loan to deposit ratio	75.83 %	71.54 %	74.03 %	4.29 %	1.80 %
ACL to total loans and leases	1.26 %	1.29 %	1.57 %	(0.04)%	(0.31)%
Noninterest bearing deposits to total deposits	29.83 %	28.27 %	27.32 %	1.55 %	2.51 %

First Citizens BancShares

forever first

(1) Operating lease equipment, net includes $7.2 billion of rail assets.
(2) 2Q21 reported and adjusted (non-GAAP) metrics for CET1, book value per common share and tangible book value per common share are legacy BancShares and do not include legacy CIT balances.

25

Loans and Leases HFI

($ in millions)



$66,401
$65,977
$65,211
$65,524
$67,735
$50,894
$50,572
$50,079
$50,101
$51,478
$15,507
$15,405
$15,132
$15,423
$16,257
2Q21
3Q21
4Q21
1Q22
2Q22
Commercial
Consumer

Highlights

2Q22 vs 1Q22

- Loans increased $2.2 billion from $65.5 billion to $67.7 billion or by 13.5% on an annualized basis. Excluding SBA-PPP loans, loans increased by 14.3% on an annualized basis.
- The increase was due primarily to loan growth in our branch network, industry verticals, middle market banking and residential mortgage.
- The primary drivers of the increase by loan type were commercial & industrial loans and residential mortgage loans.

2Q22 vs 2Q21

- Loans increased $1.3 billion from $66.4 billion to $67.7 billion or by 2.0%. Loans excluding the impact of purchase accounting and SBA-PPP increased $2.8 billion from $64.7 billion to $67.5 billion or by 4.3%.
- The increase was consistent with the explanation for the linked quarter.
- The primary drivers of the increase by loan type were commercial & industrial loans, residential mortgage loans and owner-occupied commercial real estate loans.

Period-end line utilization					
	2Q22	1Q22	4Q21	3Q21	2Q21
Utilization	76.3 %	76.1 %	76.0 %	76.4 %	76.6 %

First Citizens BancShares

forever first

Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. Rail assets / operating leases are not included in the loan totals. The Commercial Bank segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Bank segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking.

26 2Q22 Loans and Leases HFI Composition ($ in billions) Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. Rail assets / operating leases are not included in the loan totals. The Commercial Bank segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Bank segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. 24% 9% 7% 41% 13% 2% 4% Commercial Finance ($16.3 B) Real Estate Finance ($6.0 B) Business Capital ($4.9 B) Branch Network & Wealth ($28.1 B) Mortgage ($8.8 B) Consumer indirect ($1.1 B) Other ($2.5 B) 35% 20% 18% 14% 4% 3% 3% 3% Commercial & industrial ($23.5 B) Owner-occupied commercial mortgage ($13.8 B) Residential mortgage ($12.4 B) Non-owner-occupied commercial mortgage ($9.2 B) Commercial construction ($2.8 B) Leases ($2.2 B) Revolving mortgage ($1.9 B) Consumer other ($1.9 B) Commercial Bank: General Bank: Type Segment

27

Deposits

($ in millions)



$89,696
$24,505
$65,191
27 bps
2Q21
$90,320
$24,912
$65,408
25 bps
3Q21
$90,777
$24,689
$66,088
23 bps
4Q21
$91,597
$25,898
$65,699
19 bps
1Q22
$89,329
$26,645
$62,684
19 bps
2Q22
Interest-bearing
Noninterest-bearing
Cost of deposits

Highlights

2Q22 vs. 1Q22

- Total deposits were $89.3 billion, a decrease of $2.3 billion or 9.9% on an annualized basis.
- Noninterest-bearing deposits increased $747 million.
- Interest-bearing deposits decreased $3.0 billion, primarily due to $1.6 billion and $861 million declines in money market deposits and time deposits, respectively.
- The reduction in interest-bearing deposits was primarily concentrated in acquired higher cost Direct Bank accounts and legacy OneWest Bank branches, partially offset by growth in the branch network.

2Q22 vs. 2Q21

- Total deposits decreased $367 million or by 0.4%.
- Noninterest-bearing deposits increased $2.1 billion.
- Interest-bearing deposits decreased $2.5 billion, primarily driven by decreases in time deposits and savings accounts, partially offset by increases in checking accounts with interest.
- The reduction in interest-bearing deposits was primarily concentrated in acquired higher cost Direct Bank accounts and legacy OneWest Bank branches, partially offset by growth in the branch network and Community Association Banking.

First Citizens BancShares

forever first

Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. The Commercial Bank segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Bank segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking.

70% 15% 9% 5% 1% Branch Network, Wealth & Other ($62.6 B) Direct Bank ($13.3 B) Community Association Banking ($7.6 B) Commercial Bank ($4.4 B) Corporate ($1.4 B) 28 2Q22 Deposit Composition ($ in billions) Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. The Commercial Bank segment includes Commercial Finance, Real Estate Finance and Business Capital. The General Bank segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. 43% 30% 18% 9% Money market & savings ($38.0 B) Noninterest-bearing demand ($26.6 B) Checking with interest ($16.3 B) Time deposits ($8.4 B) General Bank: Commercial Bank and Corporate: Type Segment

0.67% 0.64% 0.62% 0.35% 0.34% 0.37% 0.34% 0.32% 0.24% 0.26% 0.27% 0.25% 0.23% 0.19% 0.19% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 2Q21 3Q21 4Q21 1Q22 2Q22 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $11,562 FRB 4,190 Line of Credit 75 Total $15,827 Funding Mix ($ in millions) Note – The financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods. Totals may not foot due to rounding. QTD Change 2Q22 1Q22 4Q21 3Q21 2Q21 Linked Quarter Prior Year Quarter Total deposits $ 89,329 95.2% $ 91,597 96.5% $ 90,777 93.8% $ 90,320 93.6% $ 89,696 93.6% $ (2,268) $ (367) Securities sold under customer repurchase agreements 646 0.7 616 0.6 589 0.6 664 0.7 693 0.7 30 (47) Federal Home Loan Bank borrowings 1,785 1.9 639 0.7 645 0.7 646 0.7 647 0.7 1,146 1,138 Senior unsecured borrowings 892 1.0 895 0.9 3,742 3.9 3,740 3.9 3,739 3.9 (3) (2,847) Subordinated debt 1,055 1.1 1,058 1.1 973 1.0 993 1.0 992 1.0 (3) 63 Other borrowings 81 0.1 84 0.1 86 0.1 88 0.1 91 0.1 (3) (10) Total deposits and borrowed funds $ 93,788 100.0% $ 94,889 100.0% $ 96,812 100.0% $ 96,451 100.0% $ 95,858 100.0% $ (1,101) $ (2,070) 29

$(94) $(71) $(77) $(49) $42 Provision (benefit) for credit losses 2Q21 3Q21 4Q21 1Q22 2Q22 $(100) $(50) $0 $50 $100 ACL and Credit Quality Trends ($ in millions) Net charge-offs (NCO) & NCO ratio Provision (benefit) for credit losses $26 $7 $7 $15 $22 0.16% 0.04% 0.04% 0.09% 0.13% NCO $ NCO ratio 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $5 $10 $15 $20 $25 $30 $736 $569 $518 $538 $513 1.11% 0.86% 0.79% 0.82% 0.76% Nonaccrual loans Nonaccrual loans to total loans 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $100 $200 $300 $400 $500 $600 $700 $800 Nonaccrual loans / total loans & leases HFI ACL & ACL ratio $1,040 $974 $891 $848 $850 1.57% 1.48% 1.37% 1.29% 1.26% ACL ACL ratio 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $200 $400 $600 $800 $1,000 $1,200 Note – The financial data and/or ratios provided on this page are presented as if legacy BancShares and legacy CIT were combined for the historical periods. (1) - Excludes $513 million of Day 2 provision expenses. (1) 30

31

Allowance for credit losses (ACL)

($ in millions)

1Q22 to 2Q22


$848
$(22)
$(19)
$(17)
$26
$34
$850
1Q22
Net charge-offs
Credit quality
Portfolio mix
Economic scenario
Loan growth
2Q22

ACL / Net charge-offs


35.3x
32.6x
9.9x
14.0x
9.6x
2Q21
3Q21
4Q21
1Q22
2Q22
ACL / NCO ratio

Highlights

2Q22 vs 1Q22

- Total ACL increased $2 million compared to the linked quarter.
- We saw declines in the ACL from improved credit quality as well as a change in portfolio mix due to loans moving out of portfolios with higher reserve rates.
- Declines in the ACL were offset by portfolio growth and deterioration in the CECL macroeconomic forecast (GDP, CRE Index, HPI, and interest rates).
- The ACL provided 9.6x times coverage of annualized quarterly net charge-offs.

First Citizens BancShares

forever first

Note – the financial data and/or ratios provided on this slide are presented as if legacy BancShares and legacy CIT were combined for the historical periods.

7.67% 7.68% 7.59% 9.55% 9.85% Tier 1 Leverage Ratio 2Q21 3Q21 4Q21 1Q22 2Q22 Risk-based capital ratios Capital ratio rollforward Tier 1 Leverage ratio Tangible book value per share Capital Risk-Based Capital Tier 1 LeverageTotal Tier 1 CET1 December 31, 2021 14.35% 12.47% 11.50% 7.59% CIT acquisition - net (0.04)% (0.26)% (0.36)% 1.50% Pro forma combined January 3, 2022 14.31% 12.21% 11.14% 9.09% Net income 0.57% 0.57% 0.57% 0.44% Common dividends (0.02)% (0.02)% (0.02)% (0.02)% Preferred dividends (0.03)% (0.03)% (0.03)% (0.03)% Change in risk-weighted/average assets (0.40)% (0.34)% (0.32)% 0.29% SBA-PPP Change in Assets 0.00% 0.00% 0.00% 0.07% Other 0.03% (0.02)% 0.00% 0.01% June 30, 2022 14.46% 12.37% 11.34% 9.85% Change since December 31, 2021 0.11% (0.10)% (0.16)% 2.26% $410.74 $169.52 $29.31 ($0.94) ($29.70) $578.92 4Q21 CIT acquisition Retained earnings Common dividends AOCI adjustments 2Q22 Note – The historical information provided on this page is representative of legacy BancShares and does not include legacy CIT results. Capital ratios are preliminary ending completion of quarterly regulatory filings. 11.14% 11.34% 11.50% 11.34% 11.34% 12.13% 12.32% 12.47% 12.39% 12.37% 14.15% 14.30% 14.35% 14.47% 14.46% CET1 Tier 1 Total 2Q21 3Q21 4Q21 1Q22 2Q22 32

Financial Outlook Section IV

34

Key Earnings Estimate Assumptions

Metric	2Q22 - adjusted baseline	3Q22	FY21 - adjusted baseline	FY22
Loans	**$67.7 billion**	Mid-single digit % growth	**$65.2 billion**	Mid- to high-single digit % growth
Deposits	**$89.3 billion**	Slightly negative % decline	**$90.8 billion**	Negative low to mid-single digit % decline
Interest rates		Expectation of 125 bps increase in FFR. Ending rate of 2.75% - 3.00%		FFR to increase to 3.25% - 3.50% as of 12/31/22
Net charge-off ratio (annualized/annual)	**13 bps**	15 - 25 bps	**9 bps**	12 - 22 bps
Net interest income	**$700 million**	High-single digit % growth	**$2.4 billion**	High teens % growth
Noninterest income (1)	**$283 million**	Down mid- to high-single % on NSF/OD change, seasonal factoring declines	**$1.0 billion**	Upper-single digit % growth
Noninterest expense (2)	**$566 million**	Flat to slightly positive % growth	**$2.2 billion**	Low-single digit % growth
Effective tax rate	**24.6% (3)**	24% - 25% (3)	**23.9% (4)**	24% - 25% (3)

(1) Adjusted noninterest income includes net rental income on operating lease assets (net of depreciation and maintenance) and excludes fair value adjustments on marketable equity securities, realized gains/losses on sales of AFS securities, realized gains/losses on sales of leasing equipment and legacy consumer loans, realized gains/losses on extinguishment of debt and acquisition accounting gains.
(2) Adjusted noninterest expense excludes depreciation and maintenance on operating lease assets, merger-related expenses and amortization of intangibles.
(3) Estimated annual effective tax rate is 24.6%, excluding discrete items.
(4) The FY21 effective tax rate is a blended rate between legacy CIT and BancShares using prior period reported numbers.

First Citizens BancShares
forever first

Appendix Section V

36

Consolidated Balance Sheets (unaudited)

($ in millions)

	2Q22	1Q22	2Q21		
	Reported	Reported	FCB GAAP	CIT GAAP	FCB/CIT Combined
ASSETS					
Cash and due from banks	$ 583	$ 523	$ 395	$ 147	$ 542
Interest-earning deposits at banks	6,476	9,285	7,871	5,135	13,006
Securities purchased under agreements to resell	—	—	—	150	150
Investment securities	19,136	19,469	10,895	5,084	15,979
Assets held for sale	38	83	108	51	159
Loans and leases	67,735	65,524	32,690	33,711	66,401
Allowance for credit losses	(850)	(848)	(189)	(851)	(1,040)
Loans and leases, net of allowance for credit losses	**66,885**	**64,676**	**32,501**	**32,860**	**65,361**
Operating lease equipment, net	7,971	7,972	—	7,782	7,782
Premises and equipment, net	1,415	1,431	1,238	185	1,423
Bank-owned life insurance	1,334	1,326	115	1,186	1,301
Goodwill	346	346	350	—	350
Other intangible assets	150	156	25	118	143
Other assets	3,339	3,330	1,677	2,006	3,683
Total assets	**$ 107,673**	**$ 108,597**	**$ 55,175**	**$ 54,704**	**$ 109,879**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 26,645	$ 25,898	$ 20,974	$ 3,531	$ 24,505
Interest-bearing	62,684	65,699	27,436	37,755	65,191
Total deposits	**89,329**	**91,597**	**48,410**	**41,286**	**89,696**
Credit balances of factoring clients	1,070	1,150	—	1,531	1,531
Securities sold under customer repurchase agreements	646	616	693	—	693
Total borrowings	3,813	2,676	1,225	4,244	5,469
Other liabilities	2,173	1,988	370	1,607	1,977
Total liabilities	**97,031**	**98,027**	**50,698**	**48,668**	**99,366**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	340	525	865
Common stock	16	16	10	2	12
Additional paid in capital	5,345	5,344	—	3,751	3,751
Retained earnings	4,865	4,634	4,149	1,874	6,023
Accumulated other comprehensive loss	(465)	(305)	(22)	(116)	(138)
Total stockholders' equity	10,642	10,570	4,477	6,036	10,513
Total liabilities and stockholders' equity	**$ 107,673**	**$ 108,597**	**$ 55,175**	**$ 54,704**	**$ 109,879**

First Citizens BancShares

forever first

37

Consolidated Balance Sheets (unaudited)

($ in millions)

	2Q22	4Q21			3Q21		
	Reported	FCB GAAP	CIT GAAP	FCB/CIT Combined	FCB GAAP	CIT GAAP	FCB/CIT Combined
ASSETS							
Cash and due from banks	$ 583	$ 338	$ 141	$ 479	$ 337	$ 170	$ 507
Interest-earning deposits at banks	6,476	9,115	2,874	11,989	9,875	4,429	14,304
Securities purchased under agreements to resell	—	—	—	—	—	100	100
Investment securities	19,136	13,110	6,597	19,707	10,875	5,563	16,438
Assets held for sale	38	99	53	152	98	96	194
Loans and leases	67,735	32,372	32,839	65,211	32,516	33,461	65,977
Allowance for credit losses	(850)	(178)	(713)	(891)	(183)	(791)	(974)
Loans and leases, net of allowance for credit losses	**66,885**	**32,194**	**32,126**	**64,320**	**32,333**	**32,670**	**65,003**
Operating lease equipment, net	7,971	—	8,024	8,024	—	7,937	7,937
Premises and equipment, net	1,415	1,233	169	1,402	1,231	176	1,407
Bank-owned life insurance	1,334	116	1,202	1,318	116	1,193	1,309
Goodwill	346	346	—	346	350	—	350
Other intangible assets	150	19	102	121	22	110	132
Other assets	3,339	1,739	1,952	3,691	1,665	1,976	3,641
Total assets	**$ 107,673**	**$ 58,309**	**$ 53,240**	**$ 111,549**	**$ 56,902**	**$ 54,420**	**$ 111,322**
LIABILITIES							
Deposits:							
Noninterest-bearing	$ 26,645	$ 21,405	$ 3,284	$ 24,689	$ 21,514	$ 3,398	$ 24,912
Interest-bearing	62,684	30,001	36,087	66,088	28,551	36,857	65,408
Total deposits	**89,329**	**51,406**	**39,371**	**90,777**	**50,065**	**40,255**	**90,320**
Credit balances of factoring clients	1,070	—	1,533	1,533	—	1,557	1,557
Securities sold under customer repurchase agreements	646	589	—	589	664	—	664
Total borrowings	3,813	1,195	4,251	5,446	1,219	4,248	5,467
Other liabilities	2,173	381	1,782	2,163	372	2,185	2,557
Total liabilities	**97,031**	**53,571**	**46,937**	**100,508**	**52,320**	**48,245**	**100,565**
STOCKHOLDERS' EQUITY							
Preferred stock	881	340	525	865	340	525	865
Common stock	16	10	2	12	10	2	12
Additional paid in capital	5,345	—	3,760	3,760	—	3,758	3,758
Retained earnings	4,865	4,378	2,180	6,558	4,264	2,011	6,275
Accumulated other comprehensive (loss) income	(465)	10	(164)	(154)	(32)	(121)	(153)
Total stockholders' equity	10,642	4,738	6,303	11,041	4,582	6,175	10,757
Total liabilities and stockholders' equity	**$ 107,673**	**$ 58,309**	**$ 53,240**	**$ 111,549**	**$ 56,902**	**$ 54,420**	**$ 111,322**

First Citizens BancShares
forever first

38

Consolidated Income Statements – (unaudited)

($ in millions)

	2Q22 Reported	1Q22 Reported	2Q21 FCB GAAP	2Q21 CIT GAAP	2Q21 FCB/CIT
INTEREST INCOME					
Interest and fees on loans	$ 655	$ 621	$ 324	$ 356	$ 680
Interest on investment securities	89	83	36	15	51
Interest on deposits at banks	13	6	2	—	2
Total interest income	**757**	**710**	**362**	**371**	**733**
INTEREST EXPENSE					
Deposits	42	39	8	51	59
Borrowings	15	22	8	54	62
Total interest expense	57	61	16	105	121
Net interest income	**700**	**649**	**346**	**266**	**612**
Provision (benefit) for credit losses	42	464	(20)	(74)	(94)
Net interest income after provision	**658**	**185**	**366**	**340**	**706**
NONINTEREST INCOME					
Rental income on operating leases	213	208	—	188	188
Fee income and other service charges	39	35	10	29	39
Wealth management services	37	35	32	—	32
Service charges on deposit accounts	28	28	21	2	23
Factoring commissions	27	27	—	27	27
Cardholder services, net	26	25	22	1	23
Merchant services, net	9	10	8	1	9
Insurance commissions	11	12	4	6	10
Bank-owned life insurance	9	8	—	9	9
Other	25	462	37	87	124
Total noninterest income	**424**	**850**	**134**	**350**	**484**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	89	81	—	83	83
Maintenance and other operating lease expenses	47	43	—	54	54
Salaries and benefits	341	352	188	142	330
Net occupancy expense	48	49	28	18	46
Equipment expense	54	52	29	22	51
Professional fees	15	16	4	15	19
Third-party processing fees	26	24	14	8	22
FDIC insurance expense	9	12	4	9	13
Marketing	9	8	2	6	8
Merger-related expenses	34	135	6	—	6
Intangible asset amortization	6	6	3	8	11
Other noninterest expense	67	32	22	26	48
Total noninterest expense	**745**	**810**	**300**	**391**	**691**
Income before income taxes	**337**	**225**	**200**	**299**	**499**
Income tax expense (benefit)	82	(46)	46	72	118
Net income	**$ 255**	**$ 271**	**$ 154**	**$ 227**	**$ 381**
Preferred stock dividends	**$ 17**	**$ 7**	**$ 5**	**$ 12**	**$ 17**
Net income available to common stockholders	**$ 238**	**$ 264**	**$ 149**	**$ 215**	**$ 364**

First Citizens BancShares

forever first

39

Consolidated Income Statements – (unaudited)

($ in millions)

	2Q22	4Q21			3Q21		
	Reported	FCB GAAP	CIT GAAP	FCB/CIT	FCB GAAP	CIT GAAP	FCB/CIT
INTEREST INCOME							
Interest and fees on loans	$ 655	$ 328	$ 340	$ 668	$ 320	$ 342	$ 662
Interest on investment securities	89	39	21	60	40	14	54
Interest on deposits at banks	13	4	1	5	3	3	6
Total interest income	**757**	**371**	**362**	**733**	**363**	**359**	**722**
INTEREST EXPENSE							
Deposits	42	8	45	53	8	48	56
Borrowings	15	6	55	61	8	54	62
Total interest expense	57	14	100	114	16	102	118
Net interest income	**700**	**357**	**262**	**619**	**347**	**257**	**604**
Provision (benefit) for credit losses	42	(5)	(72)	(77)	(1)	(70)	(71)
Net interest income after provision	**658**	**362**	**334**	**696**	**348**	**327**	**675**
NONINTEREST INCOME							
Rental income on operating leases	213	—	204	204	—	186	186
Fee income and other service charges	39	11	28	39	10	27	37
Wealth management services	37	33	—	33	32	—	32
Service charges on deposit accounts	28	27	—	27	25	1	26
Factoring commissions	27	—	33	33	—	28	28
Cardholder services, net	26	22	(1)	21	23	—	23
Merchant services, net	9	7	—	7	9	(1)	8
Insurance commissions	11	4	6	10	4	6	10
Bank-owned life insurance	9	1	8	9	1	8	9
Other	25	11	70	81	18	54	72
Total noninterest income	**424**	**116**	**348**	**464**	**122**	**309**	**431**
NONINTEREST EXPENSE							
Depreciation on operating lease equipment	89	—	88	88	—	85	85
Maintenance and other operating lease expenses	47	—	52	52	—	51	51
Salaries and benefits	341	193	133	326	194	153	347
Net occupancy expense	48	30	18	48	29	17	46
Equipment expense	54	30	22	52	30	21	51
Professional fees	15	7	13	20	5	14	19
Third-party processing fees	26	16	7	23	16	7	23
FDIC insurance expense	9	4	7	11	3	9	12
Marketing	9	3	5	8	3	6	9
Merger-related expenses	34	9	3	12	7	—	7
Intangible asset amortization	6	3	8	11	3	8	11
Other noninterest expense	67	27	29	56	24	31	55
Total noninterest expense	**745**	**322**	**385**	**707**	**314**	**402**	**716**
Income before income taxes	**337**	**156**	**297**	**453**	**156**	**234**	**390**
Income tax expense	82	30	83	113	34	56	90
Net income	**$ 255**	**$ 126**	**$ 214**	**$ 340**	**$ 122**	**$ 178**	**$ 300**
Preferred stock dividends	**$ 17**	**$ 5**	**$ 12**	**$ 17**	**$ 5**	**$ 3**	**$ 8**
Net income available to common stockholders	**$ 238**	**$ 121**	**$ 202**	**$ 323**	**$ 117**	**$ 175**	**$ 292**

First Citizens BancShares

forever first

40

Consolidated Income Statements – (unaudited)

($ in millions)

	YTD 22	YTD 21		
	Reported	FCB GAAP	CIT GAAP	FCB/CIT
INTEREST INCOME				
Interest and fees on loans	$ 1,276	$ 647	$ 720	$ 1,367
Interest on investment securities	172	66	36	102
Interest on deposits at banks	19	4	2	6
Total interest income	**1,467**	**717**	**758**	**1,475**
INTEREST EXPENSE				
Deposits	81	17	113	130
Borrowings	37	14	113	127
Total interest expense	118	31	226	257
Net interest income	**1,349**	**686**	**686**	**1,218**
Provision (benefit) for credit losses	506	(31)	(193)	(224)
Net interest income after provision	**843**	**717**	**725**	**1,442**
NONINTEREST INCOME				
Rental income on operating leases, net	421	—	383	383
Fee income and other service charges	74	21	52	73
Wealth management services	72	64	—	64
Service charges on deposit accounts	56	43	3	46
Factoring commissions	54	—	51	51
Cardholder services, net	51	42	1	43
Merchant services, net	19	17	1	18
Insurance commissions	23	8	11	19
Bank-owned life insurance	17	1	17	18
Other	487	75	256	331
Total noninterest income	**1,274**	**271**	**775**	**1,046**
NONINTEREST EXPENSE				
Depreciation on operating lease equipment	170	—	168	168
Maintenance and other operating lease expenses	90	—	106	106
Salaries and benefits	693	372	298	670
Net occupancy expense	97	58	36	94
Equipment expense	106	59	45	104
Professional fees	31	8	22	30
Third-party processing fees	50	28	15	43
FDIC insurance expense	21	7	19	26
Marketing	17	4	9	13
Merger-related expenses	169	13	5	18
Intangible asset amortization	12	6	17	23
Other noninterest expense	99	42	62	104
Total noninterest expense	**1,555**	**597**	**802**	**1,399**
Income before income taxes	**562**	**391**	**698**	**1,089**
Income tax expense	36	90	168	258
Net income	**$ 526**	**$ 301**	**$ 530**	**$ 831**
Preferred stock dividends	**$ 24**	**$ 9**	**$ 15**	**$ 24**
Net income available to common stockholders	**$ 502**	**$ 292**	**$ 515**	**$ 807**

First Citizens BancShares

forever first

41

Noninterest income

($ in millions)

	Quarter-to-date					2Q22 Change vs			
	2Q22	1Q22	4Q21	3Q21	2Q21	1Q22 $	1Q22 %	2Q21 $	2Q21 %
Rental income on operating leases	$ 213	$ 208	$ 204	$ 186	$ 188	$ 5	2.4 %	$ 25	13.3 %
Fee income and other service charges	39	35	39	37	39	4	11.4 %	—	— %
Wealth management services	37	35	33	32	32	2	5.7 %	5	15.6 %
Service charges on deposit accounts	28	28	27	26	23	—	— %	5	21.7 %
Factoring commissions	27	27	33	28	27	—	— %	—	— %
Cardholder services, net	26	25	21	23	23	1	4.0 %	3	13.0 %
Merchant services, net	9	10	7	8	9	(1)	(10.0)%	—	— %
Insurance commissions	11	12	10	10	10	(1)	(8.3)%	1	10.0 %
Realized gain on sales of investment securities available for sale, net	—	—	—	14	19	—	— %	(19)	(100.0)%
Fair value adjustment on marketable equity securities, net	(6)	3	7	3	12	(9)	(300.0)%	(18)	(150.0)%
Bank-owned life insurance	9	8	9	9	9	1	12.5 %	—	— %
Gain on sales of leasing equipment, net	5	6	26	21	29	(1)	(16.7)%	(24)	(82.8)%
Gain on acquisition	—	431	—	—	—	(431)	(100.0)%	—	— %
Gain on extinguishment of debt	—	6	—	—	—	(6)	(100.0)%	—	— %
Other noninterest income	26	16	48	34	64	10	62.5 %	(38)	(59.4)%
Total noninterest income - GAAP	**$ 424**	**$ 850**	**$ 464**	**$ 431**	**$ 484**	**$ (426)**	**(50.1)%**	**$ (60)**	**(12.4)%**
Depreciation on operating lease equipment	$ (89)	$ (81)	$ (88)	$ (85)	$ (83)	$ (8)	9.9 %	$ (6)	7.2 %
Maintenance and other operating lease expense	(47)	(43)	(52)	(51)	(54)	(4.0)	9.3 %	7.0	(13.0)%
Realized gain on sales of investment securities available for sale, net	—	—	—	(14)	(19)	—	— %	19.0	(100.0)%
Fair value adjustment on marketable equity securities, net	6	(3)	(7)	(3)	(12)				
Gain on sales of leasing equipment, net	(5)	(6)	(26)	(21)	(29)	1.0	(16.7)%	24.0	(82.8)%
Gain on acquisition	—	(431)	—	—	—	431.0	(100.0)%	—	— %
Gain on extinguishment of debt	—	(6)	—	—	—	6.0	(100.0)%	—	— %
Other noninterest income	(6)	—	(26)	(16)	(41)	(6.0)	— %	35.0	(85.4)%
Total notable items	**$ (141)**	**$ (570)**	**$ (199)**	**$ (190)**	**(238)**	**(711.0)**	**124.7 %**	**97.0**	**(40.8)%**
Rental income on operating leases, net	$ 77	$ 84	$ 64	$ 50	$ 51	$ (7)	(8.3)%	$ 26	51.0 %
Fee income and other service charges	39	35	39	37	39	4	11.4 %	—	— %
Wealth management services	37	35	33	32	32	2	5.7 %	5	15.6 %
Service charges on deposit accounts	28	28	27	26	23	—	— %	5	21.7 %
Factoring commissions	27	27	33	28	27	—	— %	—	— %
Cardholder services, net	26	25	21	23	23	1	4.0 %	3	13.0 %
Merchant services, net	9	10	7	8	9	(1)	(10.0)%	—	— %
Insurance commissions	11	12	10	10	10	(1)	(8.3)%	1	10.0 %
Bank-owned life insurance	9	8	9	9	9	1	12.5 %	—	— %
Other noninterest income	20	16	22	18	23	4	25.0 %	(3)	(13.0)%
Total noninterest income - adjusted	**$ 283**	**$ 280**	**$ 265**	**$ 241**	**$ 246**	**$ 3**	**1.1 %**	**$ 37**	**15.0 %**

First Citizens BancShares

forever first

Note – The adjusted rental income on operating leases is net of depreciation on operating lease equipment and maintenance and other operating lease expenses. In 2021, other expense includes a reserve release related to the prior sale of certain mortgage loans and the establishment of a litigation reserve.

42

Noninterest expense

($ in millions)

	Quarter-to-date					2Q22 Change vs			
						1Q22		2Q21	
	2Q22	1Q22	4Q21	3Q21	2Q21	$	%	$	%
Depreciation on operating lease equipment	$ 89	$ 81	$ 88	$ 85	$ 83	$ 8	9.9 %	$ 6	7.2 %
Maintenance and other operating lease expense	47	43	52	51	54	4	9.3 %	(7)	(13.0)%
Salaries and benefits	341	352	326	347	330	(11)	(3.1)%	11	3.3 %
Net occupancy expense	48	49	48	46	46	(1)	(2.0)%	2	4.3 %
Equipment expense	54	52	52	51	51	2	3.8 %	3	5.9 %
Professional fees	15	16	20	19	19	(1)	(6.3)%	(4)	(21.1)%
Third-party processing fees	26	24	23	23	22	2	8.3 %	4	18.2 %
FDIC insurance expense	9	12	11	12	13	(3)	(25.0)%	(4)	(30.8)%
Marketing	9	8	8	9	8	1	12.5 %	1	12.5 %
Merger-related expenses	34	135	12	7	6	(101)	(74.8)%	28	466.7 %
Intangible asset amortization	6	6	11	11	11	—	— %	(5)	(45.5)%
Other noninterest expense	67	32	56	55	48	35	109.4 %	19	39.6 %
Total noninterest expense - GAAP	**$ 745**	**$ 810**	**$ 707**	**$ 716**	**$ 691**	**$ (65)**	**(8.0)%**	**$ 54**	**7.8 %**
Depreciation on operating lease equipment	$ (89)	$ (81)	$ (88)	$ (85)	$ (83)	$ (8)	9.9 %	$ (6)	7.2 %
Maintenance and other operating lease expense	(47)	(43)	(52)	(51)	(54)	(4)	9.3 %	7	(13.0)%
Salaries and benefits	—	—	6	—	8	—	— %	(8)	(100.0)%
Merger-related expenses	(34)	(135)	(12)	(7)	(6)	101	(74.8)%	(28)	466.7 %
Intangible asset amortization	(6)	(6)	(11)	(11)	(11)	—	— %	5	(45.5)%
Other noninterest expense	(3)	27	(1)	1	10	(30)	(111.1)%	(13)	(130.0)%
Total notable items	**$ (179)**	**$ (238)**	**$ (158)**	**$ (153)**	**$ (136)**	**$ 59**	**(24.8)%**	**$ (43)**	**31.6 %**
Salaries and benefits	$ 341	$ 352	$ 332	$ 347	$ 338	$ (11)	(3.1)%	$ 3	0.9 %
Net occupancy expense	48	49	48	46	46	(1)	(2.0)%	2	4.3 %
Equipment expense	54	52	52	51	51	2	3.8 %	3	5.9 %
Professional fees	15	16	20	19	19	(1)	(6.3)%	(4)	(21.1)%
Third-party processing fees	26	24	23	23	22	2	8.3 %	4	18.2 %
FDIC insurance expense	9	12	11	12	13	(3)	(25.0)%	(4)	(30.8)%
Marketing	9	8	8	9	8	1	12.5 %	1	12.5 %
Other noninterest expense	64	59	55	56	58	5	8.5 %	6	10.3 %
Total nontinerest expense - adjusted	**$ 566**	**$ 572**	**$ 549**	**$ 563**	**$ 555**	**$ (6)**	**(1.0)%**	**$ 11**	**2.0 %**

First Citizens BancShares

forever first

43 Debt Securities Overview (1) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter. 2Q22(1) ($ in millions) Carrying Value(2) % of Portfolio Yield(3) Duration (Years) AFS Portfolio U.S. Treasury securities $ 1,903 10% 1.01% 2.6 Government agency securities 190 1 3.47 3.1 Commerical mortgage-backed securities 1,527 8 2.65 4.8 Residential mortgage-backed securities 5,019 26 1.75 4.5 Corporate bonds 571 3 5.37 3.6 Total AFS portfolio $ 9,210 48% 1.99% 4.1 HTM portfolio U.S. Treasury $ 472 3% 1.39% 4.8 Government agency 1,544 8 1.48 5.0 Commerical mortgage-backed securities 2,886 15 1.75 3.8 Residential mortgage-backed securities 4,633 24 1.76 6.0 Other investments 297 2 1.54 6.5 Total HTM portfolio $ 9,832 52% 1.69% 5.1 Grand total $ 19,042 100% 1.85% 4.6

44

Average Balances and Yields

($ in millions)

	2Q22			1Q22			2Q21			Change vs. 1Q22			Change vs. 2Q21		
	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate
Loans and leases	$ 65,298	$ 655	4.01%	$ 64,144	$ 621	3.88%	$ 66,393	$ 680	4.08%	$ 1,154	$ 34	0.13 %	$ (1,095)	$ (25)	(0.07)%
Investment securities	19,185	89	1.85	19,492	83	1.71	15,471	51	1.28	(307)	6	0.14	3,714	38	0.57 %
Interest-earning deposits at banks	7,630	13	0.72	11,476	6	0.19	13,402	2	0.11	(3,846)	7	0.53	(5,772)	11	0.61 %
Total interest-earning assets	**92,113**	**757**	**3.28**	**95,112**	**710**	**2.99**	**95,266**	**733**	**3.07**	**(2,999)**	**47**	**0.29**	**(3,153)**	**24**	**0.21**
Interest-bearing deposits	64,070	42	0.26	66,258	39	0.24	65,287	59	0.37	(2,188)	3	0.02	(1,217)	(17)	(0.11)%
Securities sold under customer repurchase	627	—	0.16	600	—	0.16	677	1	0.21	(50)	—	—	(50)	(1)	(0.05)%
Borrowings	2,419	15	2.43	4,506	22	1.95	6,060	61	4.03	(2,087)	(7)	0.48	(3,641)	(46)	(1.60)%
Total interest-bearing liabilities	**$ 67,116**	**$ 57**	**0.34%**	**$ 71,364**	**$ 61**	**0.35%**	**$ 72,024**	**$ 121**	**0.67%**	**$ (4,248)**	**$ (4)**	**-0.01 %**	**$ 71,364**	**$ (64)**	**-0.33 %**
Net interest income		**$ 700**			**$ 649**			**$ 612**			**$ 51**			**$ 88**	
Net interest spread			**2.94%**			**2.64%**			**2.39%**			**0.30 %**			**0.55 %**
Net interest margin			**3.04%**			**2.73%**			**2.56%**			**0.31 %**			**0.48 %**

	YTD22			YTD21			Change vs. YTD21		
	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate	Avg. Balance	Income / Expense	Yield / Rate
Loans and leases	$ 64,724	$ 1,276	3.96%	$ 67,032	$ 1,367	4.09%	$ (2,308)	$ (91)	(0.13)%
Investment securities	19,338	172	1.78	15,554	102	1.30	3,784	70	0.48
Interest-earning deposits at banks	9,542	19	0.40	11,962	6	0.11	(2,420)	13	0.29
Total interest-earning assets	**93,604**	**1,467**	**3.14**	**94,548**	**1,475**	**3.12**	**(944)**	**(8)**	**0.02**
Interest-bearing deposits	65,158	81	0.25	65,305	130	0.40	(147)	(49)	(0.15)
Securities sold under customer repuchase agreements	614	—	0.16	659	1	0.21	(45)	(1)	(0.05)
Borrowings	3,457	37	2.12	6,373	126	3.94	(2,916)	(89)	(1.82)
Total interest-bearing liabilities	**$ 69,229**	**$ 118**	**0.34%**	**$ 72,337**	**$ 257**	**0.71%**	**$ (3,108)**	**$ (139)**	**(0.37)%**
Net interest income		**$ 1,349**			**$ 1,218**			**$ 131**	
Net interest spread			**2.80%**			**2.41%**			**0.39 %**
Net interest margin			**2.89%**			**2.58%**			**0.31 %**

First Citizens BancShares

forever first

Note – The financial data and/or ratios provided on this page are presented as if legacy BancShares and legacy CIT were combined for the historical periods.

45 Commercial Banking Segment Highlights • The Commercial Bank had a strong quarter of loan growth, as robust growth in Commercial Finance (22% annualized) and Business Capital (20% annualized) offset by a decline in Real Estate Finance. • Within Commercial Finance, growth was concentrated in Middle Market Banking, as well as increases in our Industry Verticals including Tech, Media & Telecom, Corporate Banking, Asset Based Lending, Energy and Healthcare. • Business Capital continues to have robust loan growth driven by strong construction and infrastructure spending. Originations within the Technology and Office Products market should continue at their current pace despite headwinds in lender finance. On the quarter, Business Capital loans outstanding increased by $234 million, or 20.2% annualized growth over the prior year quarter. • Commercial Services (factoring) had a strong quarter with factoring volume totaling $6.4 billion which was $331 million higher than the prior year quarter. • Credit quality is not showing any significant signs of stress, and while net charge-offs increased on the quarter, to 37 bps (from 22 bps the prior quarter), they were in line with the prior year quarter of 36 bps. Note – the Commercial Bank segment includes Commercial Finance, Real Estate Finance and Business Capital. The totals may not foot due to rounding. (Actual balances; $ in millions) 2Q22 1Q22 Income Statement Net interest income $ 203 $ 207 Noninterest income 129 112 Net revenue 332 319 Noninterest expense 179 191 Pre-provision net revenue 153 128 Provision (benefit) for credit losses 35 (35) Segment income before taxes 118 163 Income taxes 24 41 Segment net income $ 94 $ 122 Balance Sheet Loans and leases $ 27,220 $ 26,672 Deposits 4,449 4,687 Factoring volume 6,387 6,443

46 General Banking Segment Highlights • The General Bank had strong loan growth on both a quarterly and year-to-date basis, with the primary drivers being growth in our branch network and residential mortgages. • While noninterest bearing deposit growth has continued to be strong, we experienced a decline in total deposits due to high-cost deposit runoff in the Direct Bank and Legacy OneWest branches. • We continue to place an emphasis on strengthening digital capabilities and refining our branch network to ensure sales strategies align with client preferences regarding channel selection and declines in transactional activity. Note – the General Bank segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. The totals may not foot due to rounding. (Actual balances; $ in millions) 2Q22 1Q22 Income Statement Net interest income $ 467 $ 437 Noninterest income 126 123 Net revenue 593 560 Noninterest expense 390 409 Pre-provision net revenue 203 151 Provision (benefit) for credit losses 7 (16) Segment income before taxes 196 167 Income taxes 40 40 Segment net income $ 156 $ 127 Balance Sheet Loans and leases $ 40,444 $ 38,778 Deposits 83,535 85,469 Other Key Metrics Number of branches 585 603 Wealth management assets under management $ 31,700 $ 32,200 Card volume 3,988 3,582 Merchant volume 1,757 1,650

47 Rail Segment Highlights • Fleet utilization increased to 96.2% in 2Q22, which was up 0.72% compared to the linked quarter, and up 6.20% from the prior year quarter and is at the highest level since 2Q19. • Net revenue on operating leases declined by $9 million, due primarily to increased depreciation and maintenance expense. • In 2Q22, the renewal re-pricing rate was 114% of the prior quarter driven by broad-based strength across the portfolio including plastics, mill gondolas, covered hoppers and boxcars. • Short-term outlook continues to be positive overall, but is mixed across commodity markets. Note – the General Bank segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking. The totals may not foot due to rounding. (Actual balances ; $ in millions) 2Q22 1Q22 Income Statement Rental income on operating leases $ 160 $ 159 Depreciation on operating lease equipment 47 41 Maintenance and other operating lease expenses 47 43 Net revenue on operating leases 66 75 Interest expense, net 18 19 Noninterest income — 3 Noninterest expense 16 16 Segment income before taxes 32 43 Income taxes 8 11 Segment net income $ 24 $ 32 Balance Sheet Operating lease equipment, net $ 7,247 $ 7,251 Other Key Metrics Number of rail cars 119,194 121,800 Utilization 96.2% 95.5 % Average age of rail cars 14 years 14 years Renewal rate to current rate 114% 108%

48

Preliminary purchase accounting marks

($ in millions)

	June 30, 2022		March 31, 2022		December 31, 2021
Loans and leases [1]					
Beginning balance - unamortized fair value	$ (145)	$	(40)	$	(65)
Additions - Merger with CIT Group Inc.	—		(388)		—
PCD "gross up"	—		284		—
Accretion	(1)		(1)		25
Ending balance	**$ (146)**	**$**	**(145)**	**$**	**(40)**
Core deposits and other intangibles					
Beginning balance	$ 156	$	19	$	31
Additions - Merger with CIT Group Inc.	—		143		—
Amortization	(6)		(6)		(12)
Ending balance	**$ 150**	**$**	**156**	**$**	**19**
Deposits [2]					
Beginning balance - unamortized fair value	$ (57)	$	(2)	$	(4)
Additions - Merger with CIT Group Inc.	—		(66)		—
Amortization	8		11		2
Ending balance	**$ (49)**	**$**	**(57)**	**$**	**(2)**
Borrowings [2]					
Beginning balance - unamortized fair value	$ (107)	$	2	$	4
Additions - Merger with CIT Group Inc.	—		(258)		—
Amortization	7		21		(2)
Adjustments [3]	—		128		—
Ending balance	**$ (100)**	**$**	**(107)**	**$**	**2**

Note – balances above include the impact of the merger with CIT as well as other acquisitions prior to December 31, 2021. The summary only includes select information and is not intended to represent all purchase accounting adjustments. While BancShares believes that the information provided a reasonable basis for estimating fair value, BancShares expects to finalize its analysis of the acquired assets and assumed liabilities within one year of the merger date.

(1) Preliminary purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment.

(2) Preliminary purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

(3) On February 24, 2022, approximately $3.0 billion in legacy CIT debt was redeemed.

First Citizens BancShares

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Credit Ratings

	S&P	Moody's	Fitch
First Citizens BancShares, Inc.	BBB	Baa2	BBB
First-Citizens Bank & Trust Company	BBB+	Baa1	BBB
Outlook	Negative	Stable	Stable

Rating agency focus

- Solid business profile, strong franchise and diversified business model.
- Historically conservative risk appetite with low credit losses over time.
- Solid balance sheet, including healthy liquidity and capitalization.
- BancShares' ownership structure allows the company to prioritize longer-term strategic objectives over short-term performance.
- Successful integration of CIT merger remains key focus. Successful execution will be key to ensuring funding, risk and profitability profiles remain strong.

First Citizens BancShares

Note – Credit ratings were last updated on the following dates: S&P - 3/25/2022, Moody's - 1/4/2022, and Fitch - 3/29/2022

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